                                                                  EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File No.'s 333-89347, 333-85219, 333-85061 and
333-42532) and Form S-8 (File No.'s 333-45253, 333-64525, 333-46589, 333-52799,
333-72425, 333-79007, 333-52805, 333-56133, 333-08775, 333-37041, 333-33943,
333-18975, 333-18977, 333-08783, 333-81751, 333-87685, 333-88201, 333-87151,
333-84981, 333-80267, 333-08789, 333-08793, 333-08801, 333-23043, 333-42475,
333-31400, 333-31738, 333-40992 and 333-43184) of Lucent Technologies Inc. of
our reports dated December 20, 2000, except for the first paragraphs of Note 1 and Note 3, as to which the date is April 20, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Current Report on Form 8-K.

PricewaterhouseCoopers LLP
New York, New York
July 31, 2001


                                      1